Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT

The certification set forth below is being submitted in connection with Warner Chilcott Holdings Company III, Limited’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Roger M. Boissonneault, the Chief Executive Officer and Paul Herendeen, the Chief Financial Officer of Warner Chilcott Holdings Company III, Limited, each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Warner Chilcott Holdings Company III, Limited.

Date: August 11, 2006

/s/ Roger M. Boissonneault
Name: Roger M. Boissonneault
President & Chief Executive Officer

/s/ Paul Herendeen
Name: Paul Herendeen
Chief Financial Officer